Exhibit 99.1. Century Aluminum Company Names Peter Jones to Board of Directors

MONTEREY, CA. March 21, 2007 -- Century Aluminum Company (NASDAQ:CENX) announced today that Peter Jones has joined the company’s board of directors.

Mr. Jones has over 38 years of experience in the metals and mining sector. He spent nearly ten years with Inco Limited, serving as president and chief operating officer from April 2001 through November 2006. Prior to joining Inco, Jones served as president and chief executive officer of Hudson Bay Mining and Smelting Company and held senior executive positions with Princeton Mining Corporation and Newmont Mines Limited.

“We are delighted to welcome Peter to the board,” said Century chairman Craig Davis. “He brings extensive metals and mining leadership experience and we welcome his counsel as we continue the process of making Century a larger and more competitive multinational company.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

Contacts:
Mike Dildine (media)  831-642-9364
Shelly Lair (investors)  831-642-9357

Cautionary Statement
This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.